Exhibit 99.1

       Superconductor Technologies Announces Third Quarter 2004 Results

    SANTA BARBARA, Calif., Nov. 4 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI") today announced results for the third quarter and nine months ended October 2, 2004.
    Total net revenues for the third quarter were $7.3 million, compared to $14.2 million for the year-ago third quarter. Net commercial product revenues for the third quarter of 2004 were $6.1 million compared to $11.6 million in the third quarter of 2003. Government and other contract revenue totaled
$1.2 million during the third quarter compared to $2.6 million during the year-ago period.
    Net loss for the quarter ended October 2, 2004 was $5.2 million, which included restructuring charges of $785,000, increased inventory obsolescence reserves of $440,000 and ISCO related litigation expenses of $25,000. This compares to a net loss of $851,000 for the third quarter of 2003, which included ISCO related litigation expenses of $90,000 and increased inventory obsolescence reserves of $84,000. Net loss per diluted share for the third quarter of 2004 was $0.06, compared to a net loss of $0.01 per diluted share in the year-ago third quarter.
    "I am pleased to report our second consecutive quarter of commercial revenue growth," said M. Peter Thomas, STI president and chief executive officer. "We are making progress. Our relationships with our largest commercial customers continue to develop positively, and we are adding new customers, as well as new distributors. We believe we will see growing demand for our SuperLink(TM) Solutions as interference becomes more and more of a challenge for carrier network performance in the developing era of wireless data."
    Thomas continued: "We are also taking significant steps forward with regard to our product cost reductions with a goal of making our product price competitive with conventional solutions. This year's restructurings, which have been focused on manufacturing infrastructure and on operating expenses reductions, have led to quarterly savings in the third quarter of $2.3 million as compared to the first quarter of 2004."
    For the first nine months of 2004, total net revenues were $19.1 million, compared to $33.0 million for the first nine months of 2003. Net commercial product revenues for the first nine months of 2004 were $13.8 million, compared to $25.6 million in the year ago period. The company recorded
$5.2 million in government and other contract revenues for the first nine months of 2004, compared to $7.3 million for the first nine months of 2003. The net loss for the first nine months of 2004 was $19.9 million, including restructuring expenses of $3.3 million, a non-cash interest charge of $802,000 for warrants issued in connection with a bridge loan, increased inventory obsolescence reserves of $618,000 and ISCO related litigation expenses of $438,000, or $0.25 per diluted share, compared to $12.3 million, including ISCO related litigation expenses of $4.8 million and increased inventory obsolescence reserves of $252,000, or $0.20 per diluted share in the first nine months of 2003.
    At October 2, 2004, STI had commercial product backlog of $380,000. It had $7.1 million in cash and cash equivalents, and $15.5 million in working capital. The total number of common shares outstanding was 92,111,026 at October 2, 2004.

    Fourth Quarter 2004 Revenue Guidance
    STI's expectations for commercial revenue growth are dependent on continued recognition of the value of its products to improve wireless call quality and operator determination to spend capital on improving call quality. STI's commercial revenues are derived primarily from wireless network operators -- a concentrated customer base -- and commercial revenues are highly sensitive to changes in the capital spending patterns of those operators. Government revenue expectations are dependent upon acceptance and timing of the underlying contracts by the relevant government agencies.
    STI expects fourth quarter 2004 total revenue to increase to $8.0 to $10.0 million.
    Investors are cautioned the guidance above constitutes a forward-looking statement, which is made with reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Risks associated with this and other forward-looking statements included in this press release are detailed below, and in STI's SEC filings.

    Investor Conference Call
    STI will host an earnings call at 2:00 pm PT, today November 4, 2004. Speaking from management will be M. Peter Thomas, president and chief executive officer, and Martin McDermut, senior vice president, chief financial officer.
    To access the call in the U.S., please dial 800-366-7417 approximately
10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.suptech.com. In addition, a replay of the call will be available via telephone for 48 hours, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-405-2236, and enter access code 11013373.

    About Superconductor Technologies Inc.
    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end
(CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.
    More than 4,450 SuperLink Rx systems have been shipped worldwide, logging in excess of 64 million hours of cumulative operation. In 2002, 2003 and 2004 STI was named to Deloitte & Touche's prestigious Los Angeles Technology Fast 50 program, a ranking of the 50 fastest-growing technology companies in the Los Angeles area.
    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement
    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 2004 with the SEC. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to maintain profitability. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    Contact
    For further information please contact: Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.


                         SUPERCONDUCTOR TECHNOLOGIES INC.
                       CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                          Three Months Ended          Nine Months Ended
                      September 27,  October 2,  September 27,   October 2,
                           2003         2004          2003          2004

    Net revenues:
      Net commercial
       product
       revenues        $11,570,000   $6,053,000   $25,630,000   $13,788,000
      Government and
       other contract
       revenues          2,586,000    1,246,000     7,328,000     5,239,000
      Sub license
       royalties                --           --        41,000        28,000

        Total net
         revenues       14,156,000    7,299,000    32,999,000    19,055,000

    Costs and
     expenses:
      Cost of
       commercial
       product
       revenues          8,150,000    6,014,000    19,450,000    14,827,000
      Contract
       research and
       development       1,728,000      860,000     4,661,000     3,537,000
      Other research
       and development     985,000    1,327,000     4,302,000     3,808,000
      Selling,
       general and
       administrative    4,052,000    3,451,000    16,614,000    12,404,000
      Restructuring
       expenses                 --      785,000            --     3,298,000

        Total costs
         and expenses   14,915,000   12,437,000    45,027,000    37,874,000

    Loss from
     operations           (759,000)  (5,138,000)  (12,028,000)  (18,819,000)

      Interest income       44,000       36,000       147,000        83,000
      Interest expense    (136,000)     (53,000)     (374,000)   (1,213,000)

        Net loss         $(851,000) $(5,155,000) $(12,255,000) $(19,949,000)

    Basic and
     diluted loss
     per common
     share                  $(0.01)      $(0.06)       $(0.20)       $(0.25)

    Weighted average
     number of
     common shares
     outstanding        64,939,896   92,103,424    61,623,747    79,697,019


                         SUPERCONDUCTOR TECHNOLOGIES INC.
                            CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                  ASSETS                          December 31,   October 2,
                                                     2003          2004
    Current Assets:                               (See Note)
      Cash and cash equivalents                  $11,144,000     $7,135,000
      Accounts receivable, net                     8,809,000      2,173,000
      Inventory                                    8,802,000     12,653,000
      Prepaid expenses and other current assets      760,000        969,000
        Total Current Assets                      29,515,000     22,930,000

      Property and equipment, net of
       accumulated depreciation of $15,061,000
       and $16,535,000, respectively              12,534,000     11,344,000
      Patents, licenses and purchased
       technology, net of accumulated
       amortization of $3,173,000 and
       $3,448,000, respectively                    5,367,000      4,108,000
      Goodwill                                    20,107,000     20,107,000
      Other assets                                   600,000        664,000
        Total Assets                             $68,123,000    $59,153,000

         LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
      Line of credit                              $3,308,000       $669,000
      Accounts payable                             5,154,000      2,909,000
      Accrued expenses                             4,832,000      3,752,000
      Current portion of capitalized lease
       obligations and long term debt                645,000         57,000
        Total Current Liabilities                 13,939,000      7,387,000

      Capitalized lease obligations and
       long term-debt                                 76,000         37,000
      Other long term liabilities                  1,888,000      1,324,000
        Total Liabilities                         15,903,000      8,748,000

    Commitments and contingencies

    Stockholders' Equity:
      Preferred stock, $.001 par value,
       2,000,000 shares authorized, none issued
       and outstanding                                    --             --
      Common stock, $.001 par value,
       125,000,000 shares authorized,
       68,907,109 and 92,111,026 shares issued
       and outstanding, respectively                  69,000         92,000
      Capital in excess of par value             168,776,000    186,887,000
      Notes receivable from stockholder             (820,000)      (820,000)
      Accumulated deficit                       (115,805,000)  (135,754,000)
        Total Stockholders' Equity                52,220,000     50,405,000

        Total Liabilities and Stockholders'
         Equity                                  $68,123,000    $59,153,000

     Note: December 31, 2003 balances were derived from audited financial statements


                         SUPERCONDUCTOR TECHNOLOGIES INC.
                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                                   Nine Months Ended
                                         September 27, 2003 October 2, 2004
    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                 $(12,255,000)   $(19,949,000)
    Adjustments to reconcile net loss to
     net cash used in operating
     activities:
      Depreciation and amortization             2,341,000       2,623,000
      Asset write-down                                 --       1,862,000
      Warrant charges                              13,000         925,000
    Provision for inventory obsolescence          252,000         618,000
      Changes in assets and liabilities:
        Accounts receivable                      (485,000)      6,636,000
        Inventory                              (3,306,000)     (4,469,000)
        Prepaid expenses and other current
         assets                                   (86,000)       (208,000)
        Patents, licenses and purchased
         technology                              (311,000)       (354,000)
        Other assets                             (159,000)        (63,000)
        Accounts payable, accrued expenses
         and other long-term liabilities          589,000      (3,889,000)
        Net cash used in operating
         activities                           (13,407,000)    (16,268,000)

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment        (2,405,000)     (1,682,000)
        Net cash used in investing
         activities                            (2,405,000)     (1,682,000)

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from short-term borrowings         3,234,000       5,246,000
    Payments on short-term borrowings          (1,616,000)     (7,885,000)
    Payments on long-term obligations            (948,000)       (627,000)
    Proceeds from sale of common stock and
     warrants and exercise of stock options    10,066,000      17,207,000
        Net cash provided by financing
         activities                            10,736,000      13,941,000

    Net decrease in cash and cash equivalents  (5,076,000)     (4,009,000)
    Cash and cash equivalents at beginning
     of period                                 18,191,000      11,144,000
    Cash and cash equivalents at end
     of period                                $13,115,000      $7,135,000


SOURCE  Superconductor Technologies
    -0-                             11/04/2004
    /CONTACT: Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or investor relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /
    (SCON)

CO:  Superconductor Technologies
ST:  California
IN:  CPR ITE TLS
SU:  ERN CCA MAV ERP